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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Greater Bay Bancorp and Subsidiaries (the Company) of our report dated February 8, 1999, on our audits of the consolidated financial statements at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and of our report dated July 1, 1999, on our audit of the combination of the historical consolidated financial statements of Greater Bay Bancorp and Subsidiaries and Bay Area Bancshares after restatement for the pooling of interests as described in Note 1 to the supplemental consolidated financial statements, which report is included in the Company's Current Report on Form 8-K filed July 1, 1999. We also consent to the reference to us under the caption "Experts" and "Selected Historical and Pro Forma Financial Data" in this Amendment No. 1 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

November 9, 1999